EXHIBIT 23.2

            Consent of Breyer & Aguggia as to its Federal Tax Opinion

                                                     June 27, 1997



Board of Directors
Riverview Bancorp, Inc.
700 N.E. Fourth Avenue
Camas, Washington  98607


       RE:      Riverview Bancorp, Inc.
                Registration Statement on Form S-1


To the Board of Directors:

     We hereby consent to the filing of the form of our federal tax opinion as an exhibit to the Registration Statement and to the reference to us in the
Prospectus included therein under the headings "THE CONVERSION AND REORGANIZATION -- Effects of Conversion and Reorganization on Depositors and Borrowers of the Savings Bank" and "LEGAL AND TAX OPINIONS."


                                                     Sincerely,

                                                     /s/ Breyer & Aguggia
                                                     --------------------
                                                     BREYER & AGUGGIA

Washington, D.C.